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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bankers Trust New York Corporation for the registration 3,000,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of Bankers Trust New York Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP

New York, New York
July 22, 1996